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                                                                  EX-10.4
                          THE STANDARD REGISTER COMPANY
              OFFICERS' SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN
                            EFFECTIVE JANUARY 1, 1994

                         THE STANDARD REGISTER COMPANY
              OFFICERS' SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN

Effective January 1, 1994, The Standard Register Company, an Ohio corporation (the "Company"), adopts this Officers' Supplemental Non-Qualified Retirement Plan to enable Participants to earn additional retirement income. This Plan is intended to be an unfunded, non-qualified retirement program exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as specifically provided in that statute.

                                   ARTICLE I

                                  DEFINITIONS

When used in this Plan, the following terms have the meaning given in this Article, unless a different meaning is clearly required by the context.

1.1 Average Monthly Earnings. Average Monthly Earnings has the same meaning given to it under the Qualified Plan.

1.2 Beneficiary. Beneficiary means the Participant or the Participant's surviving spouse, if any.

1.3 Committee. Committee means the Compensation Committee of the Company's Board of Directors.

1.4 Disability. Disability means a condition that qualifies a Participant to receive benefits under the Company's group long term disability program.

1.5 Disabled Participant. Disabled Participant means a Participant who has a Disability.

1.6 Early Retirement. Early Retirement means the date that a Participant retires before his Normal Retirement Date, but after reaching age 55 and completing at least ten (10) years of Credited Service (as defined under the Qualified Plan).

1.7 Officer. Officer means a person who has been duly elected by the Company's Board of Directors to serve as an officer of the Company.

1.8 Officer Service. Officer Service means all the years and whole months that a Participant has served as an Officer of the Company, including, without limitation, all such service prior to the effective date of this Plan. However, no Participant will earn Officer Service for his first five (5) years of service as an Officer.

1.9 Participant. Participant means an Officer of the Company who the Committee, on the recommendation of the Company's Chief Executive Officer, decides may participate in this Plan.

1.10 Normal Retirement Date. Normal Retirement Date has the same meaning given it to under the Qualified Plan.

1.11   Qualified Plan.  Qualified Plan means The Stanreco Retirement Plan.


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                                   ARTICLE II

                                 PARTICIPATION


Participation in this Plan is limited to those Officers of the Company who are designated by the Committee on the recommendation of the Company's Chief Executive Officer and who have enrolled in the Plan.


                                  ARTICLE III

                                    BENEFITS

3.1 Normal Retirement Benefit. Each Participant will earn a benefit, payable at his Normal Retirement Date in the form described in Section 4.1, equal to the lesser of (a) or (b), reduced by the sum of (c) and
       (d):

       (a)    Consists of the sum of (i), (ii) and (iii) as follows:

              (i) the benefit payable at Normal Retirement Date to the Participant under the Qualified Plan, based on the normal form of benefit provided under the plan;

                                      PLUS

              (ii) the benefit payable at Normal Retirement Date to the Participant under The Standard Register Company Non-Qualified Retirement Plan;

                                      PLUS

              (iii) 3.05% of the Participant's Average Monthly Earnings,
                      multiplied by the number of years of the Participant's Officer Service prior to the date on which the Participant attains age 65;

       (b)    50% of the Participant's Average Monthly Earnings;

       (c) the benefit payable at Normal Retirement Date to the Participant under the Qualified Plan, based on the normal form of benefit provided under that plan;

       (d) the benefit payable at Normal Retirement Date to the Participant under The Standard Register Company Non-Qualified Retirement Plan.

       For purposes of this Section, the benefit payable under the Qualified Plan will be calculated as if the Participant made all contributions required to earn a benefit under the Qualified Plan and did not reject the pre-retirement survivor annuity available under the Qualified Plan.

3.2 Early Retirement Benefit. A Participant who terminates employment because of Early Retirement may elect to have his benefit begin on the first day of any month after that date. If benefits begin before the Participant's Normal Retirement Date, the amount of each monthly benefit will be adjusted (using the factors described in the Qualified Plan) to reflect the early commencement of benefits.

3.3 Disability Retirement Benefit. If a Participant is determined to have a Disability prior to his Normal Retirement Date, no benefits will be payable from this Plan until the earlier or:


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       (a)    the Participant's Normal Retirement Date; or

       (b) the date the Committee determines that the Participant is no longer receiving Disability benefits and qualifies for benefits hereunder.

       The Disabled Participant will continue to accrue Officer Service under this Plan as if he continued to be employed by the employer and is earning Credited Service under the Qualified Plan. The benefits payable from this Plan on the earliest of (a) or (b) above, will be calculated in accordance with the provisions of this Article III, including the period of Officer Service which is credited under this Section 3.3.

3.4 Death Benefit. If a married Participant dies before his Normal Retirement Date, but after reaching age 55 and after completing at least ten (10) years of Credited Service (as defined in the Qualified Plan), his spouse will receive a monthly benefit, beginning on the first day of the month after the Participant dies and ending on the first day of the month after the spouse dies, equal to 50% of the monthly benefit the Participant would have received if he had retired on the date before his death.

3.5    Vested Benefit

       (a) Subject to Section 3.6, a Participant will be fully vested in benefits earned under this Plan if he terminates:

              (i)     at or after his Normal Retirement Date;

              (ii)    after qualifying for Early Retirement;

              (iii)   after becoming Disabled; or

              (iv)    because of death;

       (b) Subject to Section 3.6, a Participant will be fully vested in benefits earned under this Plan upon amendment, suspension or termination of this Plan for any reason.

       All benefits accrued under this Plan will be forfeited if the Participant terminates employment for any other reason.

3.6 Forfeitures. Notwithstanding the provisions of Section 3.5, the unpaid portion of any benefit accrued under this Plan shall be forfeited if the
       Participant:

       (a) is convicted of a felony committed during and arising out of the Participant's employment with the Company;

       (b) engages, directly or indirectly, in competition with the Company after termination of employment with the Company;

       (c) discloses any of the Company's confidential or proprietary information to any person not entitled to receive it.

       As used herein, the phrase "engages, directly or indirectly, in competition with the Company" shall include, without limitation, owning, managing, operating, controlling, being employed by, acting as an agent, officer, director of, or consultant to, or being involved in any manner with the ownership, management, operation, control or financing of any business which is in competition with the Company, provided, however, that nothing herein shall prohibit a Participant or Beneficiary from owning less than 5% of the outstanding stock of any publicly held corporation which engages in competition with the Company.
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                                   ARTICLE IV

                                 DISTRIBUTIONS

4.1 Normal Form of Benefit. Benefits under this Plan will be paid monthly, beginning at the same time that benefits begin under the Qualified Plan (except as otherwise provided in Section 3.2) and ending on the first day of the month after the Participant dies. If the Participant dies before receiving 120 monthly payments and leaves a surviving spouse, benefits will continue to be paid in the same amount to the Participant's surviving spouse until the sum of the monthly payments made to the Participant and his surviving spouse equals 120 payments or until the death of the surviving spouse, whichever occurs sooner.

4.2 Withholding; Payroll Taxes. The Company will deduct from each benefit payment any amount required under applicable law to be withheld in advance payment of the recipient's income or other taxes. If the Company is required to withhold any current taxes on any amount accrued under this Plan, the deduction will be taken against compensation paid by the Company to the Participant. Determination by the Company of the amount to be withheld is binding on the Participant and any Beneficiary.

                                   ARTICLE V

                          ADMINISTRATION AND FINANCING

5.1 Committee. Any successor Committee will have all of the rights, powers, privileges and immunities given to the original members of the Committee. Except as required by law, no Committee member will be required to give any bond or other security for the faithful performance of their duties as a Committee member. The Committee will adopt any procedures and rules needed to administer the Plan.

5.2 Appointment of Plan Administrator. The Committee shall appoint a Plan Administrator to administer the Plan. The Plan Administrator will serve at the Committee's pleasure and may be removed or may resign at any time. The Plan Administrator will have only such rights, powers, privileges and immunities as may be given to the Plan Administrator by the Committee. Except as required by law, the Plan Administrator will not be required to give any bond or other security for the faithful performance of his duties as Plan Administrator.

5.3 Funding. The Plan will be funded in any respect. Benefits will be paid solely from the Company's general assets.

5.4 Legal Competency. Any Plan benefits payable to any person who is determined by a court of competent jurisdiction to be legally incompetent to receive them will be paid to the guardian of the incompetent person or to the person having custody of the incompetent person without any further liability by the Company, the Committee or the Plan Administrator.

5.5 Nonalienation of Benefits. Except as otherwise provided by law, no benefit, payment or distribution under this Plan is subject to the claim of any creditor of a Participant or of a Beneficiary. Further, no creditor of the Participant or Beneficiary may attach, garnishee, subject to a levy, or subject to execution or other legal or equitable process, any benefits payable from this Plan. No Participant or Beneficiary may alienate, commute, anticipate or assign (either at law or in equity) all or any portion of any benefit, payment or distribution under this Plan. The Plan will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts or any person entitled to receive benefit under this Plan.
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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

6.1 Employment and Other Rights. Nothing in the Plan requires the Company to employ any Participant or requires any Participant to remain employed with the Company. Nor does the Plan create any rights or obligations other than those specifically set forth in the Plan. The benefits payable under the Plan are independent of, and in addition to, any other compensation or benefits payable by the Company.

6.2 Offset to Benefits. Regardless of any Plan provision to the contrary, the Company may, if the Committee in its sole and absolute discretion agrees, offset any amounts to be paid to a Participant or a Beneficiary under the Plan against any amounts that the Participant owes to the Company.

6.3 Amendment and Termination. Although the Company intends to continue this Plan indefinitely, the Company reserves the right to amend, suspend or terminate the Plan at any time for any reason or for no reason at all. The procedure for amending, suspending or terminating the Plan shall be by resolution duly adopted by the Company's Board of Directors, which shall possess sole authority to amend, suspend or terminate the Plan. Further, if it is determined at any time for any reason by any agency of the United States Government or any court of competent jurisdiction, that the Plan does not qualify for the exclusions under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan shall be deemed to have terminated as of the date of such determination, unless other action is taken by the Board of Directors of the Company. In the event of any such amendment, suspension or termination of the Plan, those benefits which are fully vested at the time of such amendment, suspension or termination or which become fully vested as a result thereof shall be paid by the Company as provided in the Plan as if the Plan had not terminated.

6.4 Interpretation. The Committee will interpret the Plan according to the laws of the State of Ohio and, when applicable, the laws of the United States in a manner that ensures that this Plan will be treated as a non-qualified retirement plan for executives and highly compensated employees, within the meaning of ERISA. The Committee may adopt any additional rules or interpretative guidelines not specifically mentioned in this Plan if they are needed to administer the Plan and are not inconsistent with its purpose.

6.5 Illegality of Any Provision. Any determination by a court of competent jurisdiction that any part of this Plan is illegal or ineffective will not affect any other provision of the Plan not specifically included in the court's determination.

6.6 Headings. Section headings are for convenience only and do not create any additional rights, privileges or duties.

6.7 Gender and Number. Where the context permits, words in the masculine gender will include the feminine gender, the plural will include the singular, and the singular will include the plural.

As evidence of its adoption of this Plan, The Standard Register Company has caused this instrument to be signed by its duly authorized officers this _____day of ___________, 1993.

ATTEST:                                 THE STANDARD REGISTER COMPANY

                                        By
- -----------------------------             -----------------------------
Secretary                                 President and Chief Executive Officer

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